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                                  EXHIBIT 11
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                       NATIONAL SANITARY SUPPLY COMPANY
                    COMPUTATION OF EARNINGS PER SHARE (a)
                      (thousands, except per share data)


                                         Years Ended December 31,
                                         ------------------------
                                          1994     1993     1992
                                         ------   ------   ------
Computation of Earnings Per Common
 and Common Equivalent Share
- ----------------------------------------
Net Income                               $4,753   $4,277   $3,972
                                         ======   ======   ======

Average Number of Shares of
 Common Stock Outstanding                 5,974    5,897    5,863
Incremental Effect of Unexercised
 Stock Options                               99      102       21
                                         ------   ------   ------

Average Number of Shares of Common Stock
 and Common Stock Equivalents Outstanding 6,073    5,999    5,884
                                         ======   ======   ======

Earnings per Common and Common
 Equivalent Share                        $ 0.78    $0.71    $0.68
                                         ======   ======   ======

Computation of Earnings Per Common Share
 Assuming Full Dilution
- ----------------------------------------
Net Income                               $4,753   $4,277   $3,972
                                         ======   ======   ======

Average Number of Shares of
 Common Stock Outstanding                 5,974    5,897    5,863
Incremental Effect of Unexercised
 Stock Options                              101      138       47
                                         ------   ------   ------

Average Number of Shares of Common Stock
 Assuming Full Dilution                   6,075    6,035    5,910
                                         ======   ======   ======

Earnings Per Common Share Assuming
 Full Dilution                           $ 0.78    $0.71    $0.67
                                         ======   ======   ======

(a) This calculation is submitted in accordance with the Securities Exchange Act of 1934. Because the incremental effect of unexercised stock options results in dilution of less than 3%, the per share data presented in the consolidated statement of income excludes the impact of common stock equivalents.
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